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                                                                   EXHIBIT 10.20

SILICON VALLEY BANK

LOAN AND SECURITY AGREEMENT

BORROWER: HARMONIC, INC.
ADDRESS:  549 BALTIC WAY
          SUNNYVALE, CA 94089

DATE:     MARCH 28, 2003

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

As set forth in the Amendment to Loan Documents of even date between Silicon and the Borrower, this Loan Agreement amends and restates in its entirety the Second Amended and Restated Loan and Security Agreement dated March 5, 1999 between Silicon and Borrower (as previously amended, the "Prior Agreement").

1.   LOANS.

   1.1 LOANS. Silicon will make loans to Borrower (the "Loans") consisting of Equipment Loans and Revolving Loans as set forth in the Schedule, in amounts determined by Silicon in its good faith business judgment, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

   1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon.

   1.3 OVERADVANCES. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

   1.4 FEES. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

   1.5 LOAN REQUESTS. To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

   1.6 LETTERS OF CREDIT. At the request of Borrower, Silicon may, in its good faith business judgment, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Silicon in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all Letters of Credit from time to time outstanding shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans

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                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Borrower shall pay all bank charges (including charges of Silicon) for the issuance of Letters of Credit, together with such additional fee as Silicon's letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date; provided, that a Letter of Credit may have an expiry date after said date if 30 days prior to the Maturity Date, Borrower shall deposit and maintain with Silicon cash collateral in an amount equal to 105% of the face amount of such Letter of Credit. Borrower hereby agrees to indemnify and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, expenses, and reasonable attorneys' fees incurred by Silicon arising out of or in connection with any Letters of Credit, except any loss, cost, expense or liability arising from the gross negligence or wilful misconduct of Silicon. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower's account or by Silicon's interpretations of any Letter of Credit issued by Silicon for Borrower's account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, except if the same arises from the gross negligence or wilful misconduct of Silicon. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon's indemnification of any such issuing bank except any loss, cost, expense or liability arising from the gross negligence or wilful misconduct of Silicon. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other Loan Documents relating to Letters of Credit are cumulative.

2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above. Anything herein to the contrary notwithstanding, with respect to any subsidiary of Borrower that is organized under the laws of any jurisdiction outside the United States (a "Foreign Subsidiary), the "Collateral" shall not include that portion (if any) of the capital stock (or other equity interests) of such Foreign Subsidiary owned by Borrower that is in excess of 65% of the aggregate issued and outstanding capital stock (or other equity interests) of such Foreign Subsidiary.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

   In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

   3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

   3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations, or provided to Silicon under the next sentence, are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

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                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

   3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office unless notice has been given to Silicon pursuant to this Section 3.3. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations unless notice has been given to Silicon pursuant to this
Section 3.3. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

   3.4  TITLE TO COLLATERAL; PERFECTION; PERMITTED LIENS.

     (a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

     (b) Borrower has set forth in the Representations, or in notices to Silicon given pursuant to this Section 3.4(b), all of Borrower's Deposit Accounts, and Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon's security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

     (c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower's attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

     (d) None of the Equipment financed by Silicon now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral with priority over the security interest of Silicon. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its commercially reasonable efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

   3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

   3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

   3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present in all material respects the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

   3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Except to the extent contested pursuant to the next sentence, Borrower has timely filed, and will timely file, all required tax returns and reports (other than such returns and reports that, individually or in the aggregate, are immaterial), and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower (other than such taxes, assessments, deposits and contributions that, individually or in the aggregate, are immaterial). Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, any such proceedings involving more than $50,000, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date of this Agreement and except as set forth on
Schedule 2 to this Agreement, Borrower is unaware of any claims or

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                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

   3.9 COMPLIANCE WITH LAW. Except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Change, Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

   3.10 LITIGATION. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $250,000 or more, or involving $500,000 or more in the aggregate, exclusive of litigation the potential liability in connection with which is fully insured against.

   3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4. ACCOUNTS.

   4.1 REPRESENTATIONS RELATING TO ACCOUNTS. Borrower represents and warrants to Silicon as follows: Each Account included in reports of Eligible Accounts by Borrower to Silicon or shown on Borrower's records as Eligible Accounts, shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

   4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

   4.3 SCHEDULES AND DOCUMENTS RELATING TO ACCOUNTS. Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Accounts, nor shall Silicon's failure to advance or lend against a specific Account affect or limit Silicon's security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

   4.4 COLLECTION OF ACCOUNTS. Whether or not an Event of Default has occurred, Borrower shall direct all Account Debtors to remit all proceeds of Accounts and General Intangibles to a lockbox account, as Silicon may specify, pursuant to a lockbox agreement in such form as Silicon may specify. Within one Business Day after receipt by Silicon of such proceeds in the lockbox account in immediately available funds, Silicon shall deposit the same into Borrower's operating account at Silicon, if (i) no Default or an Event of Default has occurred and is continuing, and (ii) the Streamline Provisions are in effect (as provided in the Schedule). If the Streamline Provisions are not in effect, any funds received in the lockbox shall be applied to

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                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

the Revolving Loans, and Borrower shall hold all payments on, and proceeds of, Accounts and General Intangibles in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds, which are received by Borrower, to Silicon in their original form, duly endorsed, to be applied to the Revolving Loans, and any excess shall be remitted to the Borrower. If an Event of Default has occurred and is continuing, any funds received in the lockbox shall be applied to the Obligations in such order as Silicon shall determine, and Borrower shall hold all payments on, and proceeds of, Accounts and General Intangibles in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds, which are received by Borrower, to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine.

   4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

   4.6 DISPUTES. Borrower shall notify Silicon all disputes or claims relating to Accounts on the regular reports of Eligible Accounts provided to Silicon, and promptly upon becoming aware of any disputes or claims with respect to Accounts totaling more than $250,000, Borrower shall notify Silicon of the same. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

   4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

   4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

   4.9 NO LIABILITY. Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5. ADDITIONAL DUTIES OF BORROWER.

   5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

   5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such property insurance policies shall name Silicon as a loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay

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                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

   5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

   5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedules the audit with less than 10 days written notice to Silicon, then (without limiting any of Silicon's rights or remedies), Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

   5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

   (i) merge or consolidate with another corporation or entity, except that any wholly-owned subsidiary of Borrower may merge with and into Borrower;

   (ii) acquire any assets, except for (A) acquisitions in the ordinary course of business, and (B) acquisitions of assets (other than equity interests in other Persons) for an aggregate consideration of not more than $1,000,000 during the term of this Agreement;

   (iii) engage in any business activities substantially different from Borrower's present business activities;

   (iv) sell or transfer any Collateral, except for (A) the sale of finished Inventory in the ordinary course of Borrower's business, (B) the non-exclusive licensing of Intellectual Property in the ordinary course of Borrower's business, (C) the sale of obsolete or unneeded Equipment in the ordinary course of business, and (D) the sale of Borrower's Accounts to Silicon pursuant to that certain Restated Non-Recourse Receivables Purchase and Modification Agreement, dated December 14, 2001 (as amended, restated, supplemented, or otherwise modified from time to time), between Borrower and Silicon;

   (v) store any Inventory or other Collateral with any warehouseman or other third party, except as disclosed in the Representations or as otherwise disclosed in writing to Silicon;

   (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis (unless such sales are not reported or classified, in any reporting delivered by Borrower to Silicon, as generating Eligible Accounts);

   (vii) make any loans of any money or other assets, except for Permitted Investments;

   (viii) create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness;

   (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity (unless such guarantee or other liability of Borrower constitutes Permitted Indebtedness);

   (x) [reserved];

   (xi) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);

   (xii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock;

   (xiii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or

   (xiv) dissolve or elect to dissolve; or

   (xvi) make any Investment other than a Permitted Investment.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction. Notwithstanding the foregoing, the Borrower may make loans to and/or Investments in its wholly-owned subsidiaries, provided that the total of all such loans and Investments and all other transfers of every kind to such subsidiaries shall not exceed a total of $4,000,000 in any calendar month in the aggregate, or a total of more than $25,000,000 in any fiscal year in the aggregate, and provided that Borrower and its subsidiaries at all times shall not maintain

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

more than $6,000,000, in the aggregate, of cash and cash equivalents in deposit and investment accounts of Borrower or any such subsidiary outside the United States.

   5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

   5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon's perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM OF REVOLVING LOAN FACILITY AND TERM OF AGREEMENT.

     6.1 TERM OF REVOLVING LOAN FACILITY. The period during which Revolving Loans (as defined in the Schedule) will be made (the "Revolving Loan Period") shall be from the date of this Agreement to the Revolving Loan Maturity Date set forth in the Schedule, unless sooner terminated in accordance with the terms of this Agreement. On and after the Revolving Loan Maturity Date or any earlier termination of this Agreement, no further Revolving Loans will be made. On the Revolving Loan Maturity Date or on any earlier termination of this Agreement, Borrower shall pay in full all outstanding Revolving Loans and any accrued and unpaid interest thereon.

     6.2 EARLY TERMINATION OF REVOLVING LOAN FACILITY AT BORROWER'S OPTION. The Revolving Loan Period may be terminated prior to the Revolving Loan Maturity Date by Borrower, effective three business days after written notice of termination is given by Borrower to Silicon.

     6.3 TERM OF AGREEMENT. The term of this Agreement shall be from the date of this Agreement to the later of the following (the "Maturity Date"): (i) the termination of the Revolving Loan Period, or (ii) the date the last installment of principal on the Equipment Loans is due. On the Maturity Date or on any earlier termination of this Agreement Borrower shall pay in full all Loans and all other outstanding Obligations, and notwithstanding any termination of this Agreement all of Silicon's security interests and all of Silicon's other rights and remedies shall continue in full force and effect until payment and performance in full of all Obligations.

     6.4 EARLY TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

     6.5 TERMINATION FEE. If the Revolving Loan Period is terminated by Borrower under Section 6.2, or if this Agreement is terminated by Borrower or by Silicon under Section 6.4, then Borrower shall pay to Silicon a termination fee Borrower shall pay to Silicon a termination fee in an amount equal to three quarters of one percent (0.75%) of the Maximum Revolving Line (as defined in the Schedule), provided that such fee shall not be payable if the outstanding Obligations are repaid with the proceeds of new financing from Silicon. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations..

     6.6 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all outstanding Loans and other Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon's security interests.

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

7. EVENTS OF DEFAULT AND REMEDIES.

   7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or
(b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" (who theretofore did not have the power to elect a majority of the board of directors of Borrower) to elect a majority of the board of directors of Borrower; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

   7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document;
(b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the "Default Rate").

   7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

   7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents;
(b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

   7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

   7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

   "Account Debtor" means the obligor on an Account.

   "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

    "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

   "Business Day" means a day on which Silicon is open for business.

   "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

   "Collateral" has the meaning set forth in Section 2 above.

   "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and
(iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

   "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

   "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

   "Default Rate" has the meaning set forth in Section 7.2 above.

   "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

   "Eligible Accounts" means Accounts and General Intangibles arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon's good faith business judgment, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not be outstanding for more than 90 days from its invoice date (the "Eligibility Period"), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (except for Accounts owing from Siemans or from Sumitomo Electric, and except for Accounts pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable, whether for goods purchased from such Account Debtor or in connection with deferred revenue or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed or potentially owing by Borrower to such Account Debtor). Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding (except that said percentage shall be 35% in the case of Eligible Accounts owing from Comcast Corporation. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower. Eligible Accounts will not include Accounts purchased by Silicon from Borrower pursuant to that certain Restated Non-Recourse Receivables Purchase Agreement dated September 25, 2001 which shall continue in effect (as amended from time to time, and with all extensions and renewals thereof, the "Purchase Agreement").

   "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

   "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

   "GAAP" means generally accepted accounting principles consistently applied.

   "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

   "good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon's business judgment.

   "including" means including (but not limited to).

   "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

   "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered,

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

   "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

   "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

   "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

   "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

   "Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon's security interests in the Collateral.

   "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise (including without limitation those arising under or in connection with the Purchase Agreement and the Acom Amendment, as defined in the Schedule), whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents

   "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

   "Permitted Indebtedness" is: (a) Borrower's indebtedness to Silicon under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and shown on Schedule 2; (c) Indebtedness subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form or otherwise acceptable to Silicon in its good faith business judgment; (d) Indebtedness secured by Permitted Liens; (e) Indebtedness of Borrower to any subsidiary of Borrower; and (f) other Indebtedness in an amount not exceeding $500,000 at any time outstanding.

   "Permitted Investments" are: (a) Investments shown on Schedule 2 and existing on the Closing Date; and (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Silicon's certificates of deposit issued maturing no more than 1 year after issue, and (iv) other Investments provided for in Borrower's investment policy as approved by Silicon from time to time; (c) Investments accepted in connection with sales or transfers permitted by Section 5.5; (d) Investments consisting of
(i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to employee stock purchase plans or agreements approved by Borrower's Board of Directors, the proceeds of which are concurrently paid to Borrower in consideration for its stock; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

with, customers or suppliers arising in the ordinary course of business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business.

   "Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment, the proceeds thereof, accessions thereto and replacements thereof; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods (ix) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts or securities accounts held at such institutions, provided that Silicon has a first-priority perfected security interest in such accounts and the amounts and securities held therein; (x) Leases or subleases of real property and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; and (xii) Liens in connection with surety or appeals bonds or letters of credit securing such bonds or reimbursement obligations in connections with statutory obligations, bids, tenders or otherwise in the ordinary course of business in an aggregate amount not exceeding $100,000 for all of the foregoing at any time outstanding. Silicon will have the right to require, as a condition to its consent under subparagraph
(iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

   "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

   "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

   "Reserves" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

   Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.

   9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations two (2) Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

   9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

   9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

   9.4 MONTHLY ACCOUNTINGS. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

   9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

   9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

   9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

   9.8 WAIVERS; INDEMNITY. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

   9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

   9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

   9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

   9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

   9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

   9.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

   9.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

   9.16 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

   9.17 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

   9.18 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS,

                 SILICON VALLEY BANK                 LOAN AND SECURITY AGREEMENT

ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:                                                  SILICON:

  HARMONIC, INC.                                           SILICON VALLEY BANK

   BY  /s/  Robin N. Dickson                               BY   /s/  Brad Leahy
       ------------------------------------                     ---------------
       President or Vice President                         Title Vice President

   BY  /s/  Robin N. Dickson
       ------------------------------------
       Secretary or Ass't Secretary

Form: -3 (3/7/02)
Version -5

SILICON VALLEY BANK

SCHEDULE TO

LOAN AND SECURITY AGREEMENT

BORROWER: HARMONIC, INC.
ADDRESS:  549 BALTIC WAY
          SUNNYVALE, CA 94089

DATE:     MARCH 28, 2003

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

1. CREDIT LIMIT
   (Section 1.1):          (a)      Revolving Loans. Loans (the "Revolving
                                    Loans") in an amount not to exceed the
                                    lesser of:

                                             (i) $10,000,000 (the "Maximum
                                             Revolving Line") at any one time
                                             outstanding; or

                                             (ii) 70% (the "Advance Rate") of
                                             the amount of Borrower's Eligible
                                             Accounts (as defined in Section 8
                                             above).

                                             Silicon may, from time to time,
                                             modify the Advance Rate, in its
                                             good faith business judgment, upon
                                             notice to the Borrower, based on
                                             changes in collection experience
                                             with respect to Accounts or other
                                             issues or factors relating to the
                                             Accounts or other Collateral.

                           (b) Equipment Loans. Loans (the "Equipment Loans") in a total amount not to exceed the lesser of:

                                             (i) a total of $3,500,000 or

                                             (ii) 100% (the "Equipment Advance
                                             Rate") of the net purchase price of
                                             new Equipment purchased by
                                             Borrower, located in the United
                                             States, acceptable to Silicon in
                                             its good faith business judgment,
                                             and in which Silicon has a
                                             first-priority perfected security
                                             interest; provided that

                                                      (A) the first Equipment
                                                          Loan may be based, in
                                                          whole or in part, on
                                                          used Equipment, if it
                                                          was purchased within
                                                          six months prior to
                                                          the date of the first
                                                          Equipment Loan; and

                                                      (B) the Equipment Advance
                                                          Rate with respect to
                                                          used Equipment shall
                                                          be 75%.

                           (c) Equipment Loans--Terms. Equipment Loans shall be subject to the following terms:

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                    (1)      Equipment loans previously made
                                             under the Prior Agreement, which
                                             are presently outstanding, shall,
                                             for all purposes hereof be
                                             "Equipment Loans" hereunder and be
                                             governed by all the terms and
                                             conditions of this Agreement,
                                             except that the principal of said
                                             Equipment Loans shall continue to
                                             be payable in accordance with the
                                             payment schedule in effect under
                                             the Prior Agreement. Without
                                             limiting the generality of the
                                             foregoing, Equipment Loans
                                             previously made under the Prior
                                             Agreement, which are presently
                                             outstanding, shall (i) be taken
                                             into account in determining the
                                             maximum amount of Equipment Loans
                                             under Section 1(b)(i) above, and
                                             (ii) bear interest at the rate set
                                             forth in this Schedule, effective
                                             on the date hereof.

                                    (2)      The "net purchase price" of
                                             Equipment means the purchase price
                                             thereof, as shown on the applicable
                                             invoice, net of all charges for
                                             taxes, freight, delivery,
                                             insurance, set-up, training,
                                             manuals, fees, service charges and
                                             other similar items; provided that
                                             a maximum of 30% of each Equipment
                                             Loan may be used for the purchase
                                             of transferable software licenses,
                                             leasehold improvements and other
                                             soft costs, including sales tax,
                                             freight and installation expenses.

                                    (3)      Equipment Loans shall be made in
                                             disbursements of not less than
                                             $50,000 each.

                                    (4)      The initial disbursement of
                                             Equipment Loans may be based on
                                             Equipment purchased by Borrower on
                                             or after September 28, 2002. Other
                                             disbursements of Equipment Loans
                                             shall be based on Equipment
                                             purchased by Borrower within 90
                                             days prior to the date of
                                             disbursement of the Equipment Loan.

                                    (5)      Following December 31, 2003, no
                                             further Equipment Loans shall be
                                             made.

                                    (6)      Each Equipment Loan shall be repaid
                                             by the Borrower to Silicon in 30
                                             equal monthly payments of
                                             principal, commencing on the first
                                             day of the first month following
                                             the date the Equipment Loan is
                                             disbursed and continuing until the
                                             earlier of the following dates (the
                                             "Equipment Loan Maturity Date"):
                                             (i) the date the Equipment Loans
                                             have been paid in full or (ii) the
                                             date this Agreement terminates by
                                             its terms or is terminated, as
                                             provided in this Agreement. On the
                                             Equipment Loan Maturity Date, the
                                             entire unpaid principal balance of
                                             the Equipment Loans, plus all
                                             accrued and unpaid interest
                                             thereon, shall be due and payable.
                                             Equipment Loans may not be repaid
                                             and reborrowed.

                                    (7)      Without limiting any of the other
                                             provisions of this Agreement
                                             relating to Reserves, in the event
                                             the

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                             Borrower fails to have Available
                                             Cash (as defined below in Section
                                             2(d)) of at least $20,000,000 as of
                                             the end of any month, then, at all
                                             times thereafter during the term of
                                             this Agreement, there shall be
                                             reserved, from Revolving Loans
                                             otherwise available to Borrower, an
                                             amount equal to the unpaid
                                             principal balance of the Equipment
                                             Loans from time to time
                                             outstanding, and if, for any
                                             reason, there are not sufficient
                                             Revolving Loans otherwise available
                                             to Borrower for such reserve,
                                             Borrower shall repay the
                                             outstanding Revolving Loans in an
                                             amount sufficient so that there can
                                             be reserved from Revolving Loans
                                             otherwise available to Borrower an
                                             amount equal to the unpaid
                                             principal balance of the Equipment
                                             Loans. If for any reason, even
                                             after paying in full all
                                             outstanding Revolving Loans, there
                                             are not sufficient Revolving Loans
                                             otherwise available to Borrower to
                                             reserve therefrom an amount equal
                                             to the unpaid principal balance of
                                             the Equipment Loans, then Borrower
                                             shall provide cash collateral to
                                             Silicon in an amount equal to the
                                             unpaid principal balance of the
                                             Equipment Loans from time to time
                                             outstanding.

    Acom Reserve:          As provided in Section 8(5) below.

    Letter of Credit
    Sublimit
    (Section 1.6):         $2,500,000, provided that the total Letter of Credit
                           Sublimit and Foreign Exchange Contract Sublimit shall not, at any time, exceed $2,500,000.

    Foreign Exchange
    Contract Sublimit:     $2,500,000, provided that the total Letter of Credit
                           Sublimit and the Foreign Exchange Contract Sublimit shall not, at any time, exceed $2,500,000.

                           Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contracts"); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above. Silicon shall have the right to withhold, from the Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                           shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

    Cash Management
    Services and Reserves: Borrower may use up to $1,500,000 of Revolving Loans
                           available hereunder for Silicon's Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the "Cash Management Services"). Silicon may, in its sole discretion, reserve against Revolving Loans which would otherwise be available hereunder such sums as Silicon shall determine in its good faith business judgment in connection with the Cash Management Services, and Silicon may charge to Borrower's Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

2. INTEREST.

    INTEREST RATE (Section 1.2):

                           (a) Revolving Loans. The Revolving Loans shall bear interest at a rate equal to the "Prime Rate" in effect from time to time, plus 0.75% per annum, provided that:

                                    (i)      If, as of the end of a month,
                                             Borrower has Available Cash (as
                                             defined below) of not less than
                                             $30,000,000, or for the three
                                             months ended as of the end of a
                                             month, Borrower has net profits of
                                             $1 or more, then, the interest rate
                                             in effect during the following
                                             month shall be a rate equal to the
                                             Prime Rate in effect from time to
                                             time, plus 0.25% per annum; and

                                    (ii)     if, as of the end of a month,
                                             Borrower has Available Cash (as
                                             defined below) of less than
                                             $20,000,000, then the interest rate
                                             in effect during the following
                                             month

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                             shall be a rate equal to the Prime
                                             Rate in effect from time to time,
                                             plus 1.75% per annum.

                           (b) Equipment Loans. The Equipment Loans shall bear interest at a rate equal to the Prime Rate in effect from time to time, plus 2% per annum, provided that: if as of the end of a month, Borrower has Available Cash of not less than $30,000,000, or for the three months ended as of the end of a month, Borrower has net profits of $1 or more, then, the interest rate in effect during the following month shall be a rate equal to the Prime Rate in effect from time to time, plus 1.75% per annum.

                           (c) Calculation; "Prime Rate". All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate", provided that in no event shall the Prime Rate in effect on any day be less than 4.25% per annum. Borrower acknowledges that the Prime Rate is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

                           (d) "Available Cash" as used herein means as of the date of calculation, an amount equal to Borrower's unrestricted cash and cash equivalents minus the total outstanding Revolving Loans as of such date and minus the amount of the Divicom Tax Liability as of such date.

                           (e) "Divicom Tax Liability" as used herein means the tax liabilities assumed by Borrower in connection with its acquisition of DiviCom, a division of C-Cube Microsystems and any sums which the Borrower is required to refund to LSI Logic relating to the same. The amount of the Dividcom Tax Liability at the date hereof is $20,800,000.

3. FEES (Section 1.4):

    Loan Fee:              $100,000, payable $75,000 concurrently herewith and
                           $25,000 on the date of the first disbursement of a Revolving Loan.

    Collateral Monitoring
    Fee: $1,250, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement), provided that if the Streamline Provisions (as defined below) are in effect throughout a month no Collateral Monitoring Fee shall be charged for such month.

    Unused Line Fee:       No Unused Line Fee shall be charged, provided that
                           if, as of the end of any month, Borrower does not have Available Cash of at least $20,000,000, then, at all times thereafter during the term of this Agreement, Borrower shall pay Silicon an Unused Line
                           Fee in an

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                           amount equal to 0.25% per annum on the difference between the amount of the Maximum Revolving Line and the average daily principal balance of the Revolving Loans outstanding during such period, computed on the basis of a 360-day year, which Unused Line Fee shall be computed and paid quarterly, in arrears, on the first day of the following calendar quarter.

4. REVOVLING LOAN
   MATURITY DATE
   (Section 6.1):          364 days from the date hereof.

5. FINANCIAL COVENANTS
   (Section 5.1):          (a) Borrower shall comply with each of the following
                           covenants. Compliance shall be determined as of the end of each month:

                           MAXIMUM NET LOSS: Borrower shall not incur a net loss (determined in accordance with GAAP) for any three month period ending as of the end of any fiscal month, in excess of the following amounts:

-----------------------------------------------------------------------
Three months ending as of the end
of each of the following fiscal               Maximum Net Loss for such
months:                                       three-month period
-----------------------------------------------------------------------
Fiscal month ending March 28, 2003                  $16,000,000
-----------------------------------------------------------------------
Fiscal months ending April 25, 2003, May            $13,000,000
23, 2003 and June 27, 2003
-----------------------------------------------------------------------
Fiscal months ending July 25, 2003 and              $ 8,000,000
thereafter
-----------------------------------------------------------------------

                           (b) LIQUIDITY: solely at such times that Borrower has less than $10,000,000 of unrestricted cash on deposit at Silicon, Borrower shall maintain a Liquidity Ratio of at least 4.00. As used herein, the term "Liquidity Ratio" means the quotient obtained by dividing (1) the sum of (y) Borrower's unrestricted cash on deposit at Silicon, plus (z) the amount of Borrower's excess availability in respect of Revolving Loans pursuant to Section 1.1 of the Agreement and Section 1(a) of this Schedule, by (2) the aggregate outstanding amount of Obligations owing to SVB (including without limitation amounts Reserved in respect of Cash Management Services, Letters of Credit, F/X Forward

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                           Contracts, and the Acom Balance). Anything in this Agreement (including without limitation Section 8(1) of the Schedule) to the contrary notwithstanding, Borrower's failure to maintain at least $10,000,000 of unrestricted cash on deposit at Silicon shall not, in and of itself, constitute an Event of Default unless Borrower also is not in compliance with this
                           Section 5(b) of the Schedule.

6. REPORTING.
   (Section 5.3):

                           Borrower shall provide Silicon with the following:

                           1. Weekly transaction reports and schedules of collections, on Silicon's standard form.

                           2. Within 10 days after the end of each month account statements showing Borrower's cash as of the end of such month.

                           3. Monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.

                           4. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

                           5.       Monthly reconciliations of accounts
                                    receivable agings (aged by invoice date), transaction reports, deferred revenue schedules, and general ledger, within fifteen days after the end of each month.

                           6. Monthly borrowing base certificate, within fifteen days after the end of each month.

                           7. Monthly statement as to the amount of the Divicom Tax Liability, within fifteen days after the end of each month.

                           8. Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

                           9. Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer or Corporate Controller of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                           10. Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

                           11. Annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

                           12. Annual financial statements, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

7. BORROWER INFORMATION:

                           Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated March 14, 2003, previously submitted to Silicon (the "Representations") is true and correct as of the date hereof.

8. ADDITIONAL PROVISIONS

                           (1) BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking and cash management relationships with Silicon or SVB Securities. Without limiting the generality of the foregoing (but subject to Section 5(b) of this Schedule), Borrower shall, at all times, maintain the greater of $10,000,000 or 50% of Borrower's total cash and cash equivalents with Silicon and SVB Securities. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts.

                           (2) SUBORDINATION OF INSIDE DEBT. All present and future indebtedness of Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

                           (3)      STREAMLINE PROVISIONS.

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

         (a) The Streamline Provisions below shall be applicable if and so long as Borrower meets the following requirements (the "Streamline Requirements"): As of the end of the most recent month Borrower had Available Cash of not less than $20,000,000.

         (b) The Streamline Provisions are as follows:

                                    (i)      Borrower will not be required to
                                             provide Silicon with weekly
                                             transaction reports and schedules
                                             of collections as provided in
                                             Section 6(1) of this Schedule (but
                                             Borrower shall provide a
                                             transaction report to Silicon with
                                             each request for a Revolving Loan);
                                             and

                                    (ii)     Borrower will not be required to
                                             deliver to Silicon the proceeds of
                                             Accounts, as received by Borrower,
                                             as called for by Section 4.4 of
                                             this Loan Agreement to be applied
                                             to the Obligations; and

                   (c) If at any time the Streamline Requirements are not met, the Streamline Provisions shall immediately cease to be applicable, and thereafter Borrower will provide Silicon with weekly transaction reports and schedules of collections as provided in Section 6(1) of this Schedule, and Borrower will deliver to Silicon the proceeds of Accounts, as received by Borrower, as called for by Section 4.4 of this Loan Agreement.

                   (d) Notwithstanding the foregoing, and without limiting its other rights and remedies, if any Default or Event of Default has occurred and is continuing, Silicon may terminate the Streamline Provisions.

                           (4) AUDITS. Audits under Section 5.4 of this Loan Agreement shall be limited to one in each six month period so long as Borrower has Available Cash of not less than $20,000,000. If as of the end of any month Borrower's Available Cash is less than $20,000,000, then such audits may be performed up to three times in the next twelve months. Notwithstanding the foregoing, nothing herein shall limit Silicon's right to conduct such audits, if any Default or Event of Default has occurred and is continuing, or if Silicon in its good faith business judgment believes that a Default or Event of Default may have occurred or that there has been deterioration in Borrower's financial performance or in the Collateral.

                           (5)      ACOM TRANSACTION.

                                    (a)      ACOM AMENDMENT. Pursuant to that
                                             certain Amendment dated 2000 to
                                             Second Amended and Restated Loan
                                             and Security Agreement dated as of
                                             March 5, 1999 (as amended, the
                                             "Acom Amendment") between Borrower
                                             and Silicon, Silicon purchased the
                                             rights to payment (the "Payment
                                             Rights") of El Camino Resources de
                                             America Latina, Inc. ("Lessor"),
                                             relating to a lease of certain
                                             equipment (as amended, the "Lease")
                                             by the Lessor to Acom Communicacoes
                                             Ltds. ("Acom"), under a Receivables
                                             Purchase Agreement between Silicon
                                             and the Lessor dated as of April
                                             28, 2000 (the "Acom Purchase
                                             Agreement"), and Borrower agreed to
                                             purchase from Silicon all of the
                                             Payment Rights in certain
                                             circumstances.

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                             Pursuant to an Agreement among
                                             Acom, Lessor, Borrower and Silicon,
                                             agreed to by Silicon on May 7,
                                             2002, payments on the Lease were
                                             changed from quarterly payments to
                                             monthly payments as set forth in
                                             the payment schedule in said
                                             Agreement (the "Monthly Payments"),
                                             and the Monthly Payments are
                                             currently $103,796 per month, and
                                             continue hereafter at $103,796 per
                                             month.

                                    (b)      ACOM AMENDMENT CONTINUES. Borrower
                                             and Silicon agree that the terms of
                                             the Acom Amendment and the
                                             documents relating thereto continue
                                             in full force and effect, and all
                                             indebtedness, liabilities and
                                             obligations of the Borrower under
                                             or in connection therewith are
                                             included in the "Obligations" as
                                             defined in this Agreement, for all
                                             purposes of this Agreement.
                                             Borrower is currently making the
                                             Monthly Payments under the Lease to
                                             Silicon, and Borrower agrees to
                                             continue to make the Monthly
                                             Payments to Silicon during the term
                                             of this Agreement. On the Maturity
                                             Date (unless sooner paid under
                                             subsection (d) below), Borrower
                                             shall pay Silicon the full unpaid
                                             principal balance of the Monthly
                                             Payments, plus any accrued and
                                             unpaid interest, plus all other
                                             sums due in connection therewith
                                             (collectively, the "Acom Balance").

                                    (c)      ACOM RESERVE. Without limiting any
                                             of the other provisions of this
                                             Agreement relating to Reserves,
                                             during the term of this Agreement,
                                             there shall be reserved, from
                                             Revolving Loans otherwise available
                                             to Borrower, an amount equal to the
                                             unpaid Acom Balance from time to
                                             time outstanding, and if, for any
                                             reason, there are not sufficient
                                             Revolving Loans otherwise available
                                             to Borrower for such Reserve,
                                             Borrower shall repay the
                                             outstanding Revolving Loans in an
                                             amount sufficient so that the Acom
                                             Balance can be reserved from
                                             Revolving Loans otherwise available
                                             to Borrower. If for any reason,
                                             even after paying in full all
                                             outstanding Revolving Loans, there
                                             are not sufficient Revolving Loans
                                             otherwise available to Borrower to
                                             reserve the Acom Balance, then
                                             Borrower shall provide cash
                                             collateral to Silicon in an amount
                                             equal to the Acom Balance, which
                                             shall be "Collateral" for all
                                             purposes of this Agreement.

                                    (d)      ACOM ASSIGNMENT. Borrower has
                                             advised Silicon that it wishes to
                                             acquire all right, title and
                                             interest of Silicon under the Acom
                                             Purchase Agreement, including
                                             without limitation the Payment
                                             Rights, so that it can transfer the
                                             same to a third party. To
                                             facilitate that transaction, at the
                                             request of the Borrower, Silicon is
                                             concurrently executing and
                                             delivering to Borrower an
                                             Assignment with respect to all of
                                             Silicon's rights under the Lease,
                                             in accordance with the Acom
                                             Amendment (the "Silicon
                                             Assignment").

             SILICON VALLEY BANK         SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                             Borrower agrees to hold the Silicon
                                             Assignment in trust and only to use
                                             the same if, substantially
                                             concurrently therewith, Borrower
                                             pays to Silicon the entire unpaid
                                             Acom Balance. If Borrower has not
                                             used the Silicon Assignment and
                                             paid Silicon such sums within 90
                                             days after the date hereof,
                                             Borrower shall return the Silicon
                                             Assignment to Silicon. If Borrower
                                             does pay the Acom Balance to
                                             Silicon, the Silicon Assignment
                                             shall be effective.

Borrower:                                          Silicon:

   HARMONIC, INC.                                  SILICON VALLEY BANK

   By /s/  Robin N. Dickson                        By    /s/  Brad Leahy
      --------------------------------                   ----------------------
      President or Vice President                  Title Vice President

   By /s/  Robin N. Dickson
      --------------------------------
      Secretary or Ass't Secretary

Schedule 2